UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2008
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

McKesson Plaza, One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2008, the Board of Directors of McKesson Corporation (the “Company”), upon recommendation of the Committee on Directors and Corporate Governance, elected Edward A. Mueller as a new director effective immediately. The size of the Board of Directors was increased to ten in connection with Mr. Mueller’s election.
Mr. Mueller was appointed chairman and chief executive officer of Qwest Communications International Inc., a provider of voice, data and video services, in August 2007. He served as chief executive officer of Williams-Sonoma Inc., a provider of specialty products for cooking, from January 2003 until July 2006. Mr. Mueller served on the board of directors of Williams-Sonoma Inc. from 1999 until May 2007. Prior to joining Williams-Sonoma, Inc., Mr. Mueller served as president and chief executive officer of Ameritech Corporation, a subsidiary of SBC Communications, Inc. Mr. Mueller is also a director of The Clorox Company.
The committees of the Board to which Mr. Mueller will be named have not been determined at this time. There was no arrangement or understanding between Mr. Mueller and any other persons pursuant to which he was selected as a director, and there are no related party transactions between Mr. Mueller and the Company. Contemporaneously with his election, Mr. Mueller executed the Company’s standard form of Indemnification Agreement, which provides for indemnification of the indemnitee to the fullest extent permitted by Delaware law.
Mr. Mueller will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Director Compensation” in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on June 13, 2007. Mr. Mueller’s compensation as a non-employee director will be prorated to reflect the remainder of the Company’s annual non-employee director compensation program. Accordingly, subject to the terms and conditions of the Company’s 2005 Stock Plan, on April 23, 2008 Mr. Mueller was granted 703 restricted stock units, which represent a prorated portion of the current equity award that was previously provided to non-employee directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 28, 2008

McKesson Corporation
By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel & Secretary